Exhibit 4.1

                        SEVENTH SUPPLEMENTAL INDENTURE

                                    between

                         NORFOLK SOUTHERN CORPORATION

                                      and

                     U. S. BANK TRUST NATIONAL ASSOCIATION

                             Dated April 30, 2002




                                          TABLE OF CONTENTS
                                                                                                 Page

ARTICLE I           DEFINITIONS.....................................................................2
                    Section 101       Definition of Terms...........................................2

ARTICLE II          GENERAL TERMS AND CONDITIONS OF THE NOTES.......................................6
                    Section 201       Designation and Principal Amount..............................6
                    Section 202       Place of Payment: Security Register for Notes.................6
                    Section 203       Global Note...................................................6
                    Section 204       Interest......................................................7

ARTICLE III         COVENANTS.......................................................................9
                    Section 301       Limitation on Liens on Stock or Indebtedness of Principal
                                      Subsidiaries..................................................9
                    Section 302       Limitations on Funded Debt....................................9

ARTICLE IV          REDEMPTION OF THE NOTES........................................................11
                    Section 401       Redemption of the Notes......................................11
                    Section 402       No Sinking Fund..............................................11

ARTICLE V           FORM OF NOTES..................................................................12
                    Section 501       Form of Notes................................................12

ARTICLE VI          ORIGINAL ISSUE OF NOTES........................................................12
                    Section 601       Original Issue of Notes......................................12

ARTICLE VII         MISCELLANEOUS..................................................................12
                    Section 701       Ratification.................................................12
                    Section 702       Trustee Not Responsible for Recitals.........................12
                    Section 703       Governing Law................................................13
                    Section 704       Separability.................................................13
                    Section 705       Counterparts.................................................13




                  SEVENTH SUPPLEMENTAL INDENTURE, dated April 30, 2002 (the "Seventh Supplemental Indenture"), between Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee (the "Trustee"), under the Indenture, dated as of January 15, 1991, between the Corporation and the Trustee (the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, between the Corporation and the Trustee, the Second Supplemental Indenture, dated as of April 26, 1999, between the Corporation and the Trustee, the Third Supplemental Indenture, dated as of May 23, 2000, between the Corporation and the Trustee, the Fourth Supplemental Indenture, dated as of February 6, 2001, between the Corporation and the Trustee, the Fifth Supplemental Indenture, dated as of July 5, 2001, between the Corporation and the Trustee, and the Sixth Supplemental Indenture, dated as of April 30, 2002, between the Corporation and the Trustee.

                  WHEREAS, the Corporation executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Corporation's unsecured debt securities (the "Securities") to be issued from time to time in one or more series as might be determined by the Corporation under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

                  WHEREAS, pursuant to the terms of the Base Indenture, the Corporation desires to provide for the establishment of a new series of Securities designated its Floating Rate Senior Notes due February 28, 2005 (the "Notes"), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Seventh Supplemental Indenture; and

                  WHEREAS, (a) the Corporation has requested that the Trustee execute and deliver this Seventh Supplemental Indenture pursuant to Sections 301 and 801 of the Base Indenture, (b) all requirements necessary to make this Seventh Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation, have been performed, and (c) the execution and delivery of this Seventh Supplemental Indenture have been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Corporation covenants and agrees with the Trustee as follows:



                                   ARTICLE I

                                  DEFINITIONS

Section 101       Definition of Terms.

                  Unless the context otherwise requires:

                  (a) a term defined in the Base Indenture has the same meaning when used in this Seventh Supplemental Indenture;

                  (b) a term defined anywhere in this Seventh Supplemental Indenture has the same meaning throughout this Seventh Supplemental Indenture;

                  (c) the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this Seventh Supplemental Indenture;

                  (e) headings are for convenience of reference only and do not affect interpretation; and

                  (f) the following terms have the meanings given to them in this Section 101(f):

                  "Accrued Interest Factor" shall have the meaning set forth in Section 204(b).

                  "Business Day" means any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, that the day is also a London Business Day.

                  "Calculation Agent" shall mean U.S. Bank Trust National Association.

                  "Capital Lease Obligation" means any obligation arising out of any lease of property which is required to be classified and accounted for by the lessee as a capitalized lease on a balance sheet of such lessee under generally accepted accounting principles.

                  "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Corporation and Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of the Corporation and its Subsidiaries, and (iv) Intangible Assets and liabilities relating thereto.

                  "Depositary," with respect to the Notes, means The Depository Trust Company or any successor thereto.

                  "Funded Debt" means (i) any indebtedness of a Restricted Subsidiary maturing more than 12 months after the time of computation thereof,
(ii) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) all preferred stock of such Restricted Subsidiaries, and
(iv) all Capital Lease Obligations of a Restricted Subsidiary.

                  "Global Note" shall have the meaning set forth in Section
203.

                  "Indebtedness" means, at any date, without duplication, (i) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments, and (ii) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as a part of a Securitization Transaction.

                  "Intangible Assets" means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Corporation and the Restricted Subsidiaries as at the end of the fiscal quarter of the Corporation ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

                  "Interest Payment Date" shall have the meaning set forth in
Section 204(a).

                  "Interest Period" shall have the meaning set forth in
Section 204(a).

                  "Interest Rate" shall have the meaning set forth in Section 204(b).

                  "Interest Reset Date" shall have the meaning set forth in
Section 204(b).

                  "Interest Determination Date" shall have the meaning set forth in Section 204(b).

                  "Liens" means pledges, mortgages, security interests and other liens, including purchase money liens, on property of the Corporation or any Restricted Subsidiary which secure Funded Debt.

                  "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

                  "Maturity Date" shall have the meaning set forth in Section 204(a).

                  "Moneyline Telerate Page 3750" means the display designated as "Page 3750" on Moneyline Telerate, or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

                  "Obligation" shall mean any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

                  "Principal Subsidiary" shall mean Norfolk Southern Railway Company.

                  "Purchase Money Lien" shall mean any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of any Principal Subsidiary acquired after the date any Notes are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Corporation or any Subsidiary of acquiring the indebtedness of such Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

                  "Receivables" mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by the Corporation or any Subsidiary of the Corporation of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

                  "Restricted Subsidiary" means each Subsidiary of the Corporation other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

                  "Securitization Subsidiary" means a Subsidiary of the Corporation (i) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (ii) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

                  "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Corporation or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Corporation or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Corporation or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

                  "Subsidiary" shall mean an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or one or more subsidiaries, but does not include Conrail Inc.



                                  ARTICLE II

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201       Designation and Principal Amount.

                  There shall be and is hereby authorized a new series of Securities designated the "Floating Rate Senior Notes due February 28, 2005." The aggregate principal amount of the new series of Securities authorized by this Supplemental Indenture shall be limited to $100,000,000 (unless the issue of such series of Securities is "reopened" pursuant to Section 801(10) of the Base Indenture (as set forth herein) by issuing additional debt Securities of such series), in an amount or amounts and registered in the names of such Persons as shall be set forth in any written order of the Corporation for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

Section 202       Place of Payment: Security Register for Notes.

                  The Corporation selects New York, New York as the Place of Payment for the Notes and hereby appoints the Trustee as Security Registrar for the Notes.

Section 203       Global Note.

                  (a) The Notes shall be issued in the form of one or more global Notes in an aggregate principal amount equal to the aggregate principal amount of all outstanding Notes of the series (each, a "Global Note" and together, the "Global Notes"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Corporation. The Corporation upon any such presentation shall execute one or more Global Notes in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture. Payments on Notes issued as one or more Global Notes will be made to the Depositary.

                  (b) A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

Section 204       Interest.

                  (a) The Notes will bear interest at the Interest Rate (as defined below) from April 30, 2002, until the principal thereof becomes due and payable. Interest on the Notes will be payable quarterly in arrears on July 30, October 30, January 30, and April 30 of each year, commencing on July 30, 2002 (each an "Interest Payment Date"), and on February 28, 2005 (the "Maturity Date"). Interest on the Notes will accrue from, and including, April 30, 2002, to, but excluding the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be (each an "Interest Period"). If any of the quarterly Interest Payment Dates listed above falls on a day that is not a Business Day, the Corporation will postpone the Interest Payment Date to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. Interest on the Notes will be computed on the basis of a 360-day year for the actual number of days elapsed. If the Maturity Date of the Notes falls on a day that is not a Business Day, the Corporation will pay principal and interest on the next succeeding Business Day, but the Corporation will consider that payment as being made on the date that the payment was due to the Holder of the Notes. Accordingly, no interest will accrue on the payment for the period from and after the Maturity Date to the date the Corporation makes the payment to the Holder of the Notes on the next succeeding Business Day.

                  (b) The interest payable on any Interest Payment Date, subject to the Base Indenture, will be paid to the Person in whose name the
Note is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date. However, interest paid on the Maturity Date, will be payable to the Person to whom the principal will be payable. Interest and principal will be payable in U.S. dollars at the Trustee's New York corporate trust office, which is located at 100 Wall Street, Suite 1600, New York, New York 10005.

                  (c) The interest rate on the Notes will be calculated by the Calculation Agent and will be equal to LIBOR plus .70% (the "Interest Rate"). The Calculation Agent will reset the Interest Rate on each Interest Payment Date, and on April 26, 2002 (each an "Interest Reset Date"). The second London Business Day preceding an Interest Reset Date will be the interest determination date (the "Interest Determination Date") for that Interest Reset Date. The Interest Rate in effect on each day that is not an Interest Reset Date will be the Interest Rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. The Interest Rate in effect on any day that is an Interest Reset Date will be the Interest Rate determined as of the Interest Determination Date pertaining to that Interest Reset Date. The amount of accrued interest payable for any Interest Period is calculated by multiplying the face amount of the Notes by an accrued interest factor (the "Accrued Interest Factor"). This Accrued Interest Factor is computed by adding the interest factor calculated for each day from April 30, 2002, or from the last date the Corporation paid interest on the Notes, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the Interest Rate applicable to that day by 360.

                  (d) For the purpose of determining the interest rate on the Notes, "LIBOR" will be based upon the rate for deposits in U.S. dollars having a maturity of three months, except in the case of the interest reset date occurring in January 2005, in which case it will be based upon the rate for deposits in U.S. dollars having a maturity of one month which will be determined by the Calculation Agent in accordance with the following provisions:

                           (i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having the applicable maturity commencing on the first day of the applicable Interest Period that appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

                           (ii) With respect to an Interest Determination Date on which no rate appears on Moneyline Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calcula tion Agent with its offered quotation for deposits in United States dollars for the applicable maturity, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having the applicable maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

                                  ARTICLE III

                                   COVENANTS

Section 301 Limitation on Liens on Stock or Indebtedness of Principal Subsidiaries.

                  (a) For so long as any Notes issued pursuant to this Seventh Supplemental Indenture are Outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, whether owned on the date any Notes are first issued or thereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the Notes) of the Corporation, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the outstanding Notes shall be directly secured equally and ratably with such Obligation. This Section
301(a) shall not (i) apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary, (ii) restrict any other property of the Corporation or its Subsidiaries or (iii) restrict the sale by the Corporation or any Subsidiary of any stock or indebtedness of any Subsidiary.

Section 302       Limitations on Funded Debt.

                  For so long as any Notes issued pursuant to this Seventh Supplemental Indenture are Outstanding, the Corporation shall not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

                  This Section 302 shall not apply to, and there shall be excluded from Funded Debt in any computation pursuant hereto, Funded Debt secured by: (i) Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on real or physical property existing at the time of acquisition thereof incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Corporation or any Restricted Subsidiary; (iii) Liens on real or physical property thereafter acquired (or constructed) by the Corporation or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof; (iv) Liens in favor of the Corporation or any Restricted Subsidiary;
(v) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute, (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code of 1954, as amended; (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business; (viii) Liens incurred (no matter when created) in connection with the Corporation's or a Restricted Subsidiary's engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Corporation or such Restricted Subsidiary; (ix) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Corporation or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety, repletion and appeal bonds to which the Corporation or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the Corporation or any Restricted Subsidiary with respect to which the Corporation or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Corporation or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easement or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Corporation, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Corporation and its Restricted Subsidiaries;
(x) Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; (xi) Liens incurred (no matter when created) in connection with a Securitization Transaction; (xii) Liens on property (or any Receivable arising in connection with the lease thereof) acquired by the Corporation or a Restricted Subsidiary through repossession, foreclosure or lien proceeding and existing at the time of the repossession, foreclosure, or like proceeding; (xiii) Liens on deposits of the Corporation or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by the Corporation or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or (xiv) any extension, renewal, refunding or replacement of the foregoing.


                                  ARTICLE IV

                            REDEMPTION OF THE NOTES

Section 401       Redemption of the Notes.

                  The Notes may not be redeemed in whole or in part, at any time, by the Corporation prior to February 28, 2005.

Section 402       No Sinking Fund.

                  The Notes are not entitled to the benefit of any sinking fund.


                                   ARTICLE V

                                 FORM OF NOTES

Section 501       Form of Notes.

                  The Notes, along with the Trustee's Certificate of Authentication to be endorsed thereon, are to be substantially in the form attached hereto as Exhibit A.


                                  ARTICLE VI

                            ORIGINAL ISSUE OF NOTES

Section 601       Original Issue of Notes.

                  The Notes in the initial aggregate principal amount of $100,000,000 may, upon execution of this Seventh Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication as provided in Sections 301 and 303 of the Base Indenture.


                                  ARTICLE VII

                                 MISCELLANEOUS

Section 701       Ratification.

                  The Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, as supplemented by this Seventh Supplemental Indenture, are in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 702       Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Seventh Supplemental Indenture.

Section 703       Governing Law.

                  This Seventh Supplemental Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

Section 704       Separability.

                  In case any one or more of the provisions contained in this Seventh Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Seventh Supplemental Indenture or of the Notes, but this Seventh Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 705       Counterparts.

                  This Seventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                  IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, as of the day and year first above written.

                                 NORFOLK SOUTHERN CORPORATION



                                 By:   /s/William J. Romig
                                    ----------------------------------------
                                       Name:  William J. Romig
                                       Title: Vice President & Treasurer



Attest:


By:   /s/David A. Shelton
   -------------------------------------
      Name:  David A. Shelton
      Title: Assistant General Attorney


                                        U.S. BANK TRUST NATIONAL
                                        ASSOCIATION, as Trustee



                                        By:  /s/David J. Kolibachuk
                                           ----------------------------------
                                              Name:  David J. Kolibachuk
                                              Title: Vice President



Attest:


By:   /s/Adam Berman
   -------------------------------------
      Name:  Adam Berman
      Title: Trust Officer


                                   EXHIBIT A

                                   FORM ONLY
                                 FACE OF NOTE

                  This Note is a Global Note within the meaning of the Base Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Base Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No.                                                    CUSIP No. 655844 AT 5
    -------------

                         NORFOLK SOUTHERN CORPORATION

                                     NOTE
                             DUE FEBRUARY 28, 2005

                  NORFOLK SOUTHERN CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (herein called the "Corporation", which term includes any successor corporation under the Base Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__________] Million Dollars ($[__________]) on February 28, 2005 (the "Maturity Date") and to pay interest thereon from April 30, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly in arrears on July 30, October 30, January 30, and April 30 of each year, commencing on July 30, 2002 (each an "Interest Payment Date"), and on the Maturity Date. Interest on this Note will accrue from, and including, April 30, 2002, to, but excluding the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be (each an "Interest Period"). If any of the quarterly Interest Payment Dates listed above falls on a day that is not a Business Day, the Corporation will postpone the Interest Payment Date to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. Interest on this Note will be computed on the basis of a 360-day year for the actual number of days elapsed. If the Maturity Date of this Note falls on a day that is not a Business Day, the Corporation will pay principal and interest on the next succeeding Business Day, but the Corporation will consider that payment as being made on the date that the payment was due to the Holder of this Note. Accordingly, no interest will accrue on the payment for the period from and after the Maturity Date to the date the Corporation makes the payment to the Holder of this Note on the next succeeding Business Day.

                  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Note is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date. However, interest paid on the Maturity Date, will be payable to the Person to whom the principal will be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture.

                  The principal of and premium, if any, and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Corporation and upon prior notice to the Trustee, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than 10 days prior to the date of payment.

                  The interest rate on this Note will be calculated by U.S. Bank Trust National Association (the "Calculation Agent") and will be equal to LIBOR plus .70% (the "Interest Rate"). The Calculation Agent will reset the Interest Rate on each Interest Payment Date, and on April 30, 2002 (each an "Interest Reset Date"). The second London Business Day preceding an Interest Reset Date will be the interest determination date (the "Interest Determination Date") for that Interest Reset Date. The Interest Rate in effect on each day that is not an Interest Reset Date will be the Interest Rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. The Interest Rate in effect on any day that is an Interest Reset Date will be the Interest Rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

                  The amount of accrued interest payable for any Interest Period is calculated by multiplying the face amount of this Note by an accrued interest factor (the "Accrued Interest Factor"). This Accrued Interest Factor is computed by adding the interest factor calculated for each day from April 30, 2002, or from the last date the Corporation paid interest on this Note, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the Interest Rate applicable to that day by 360. Interest on this Note will be computed on the basis of a 360-day year for the actual number of days elapsed.

                  "Business Day" means any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, that the day is also a London Business Day. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

                  For the purpose of determining the interest rate on the Notes, "LIBOR" will be based upon the rate for deposits in U.S. dollars having a maturity of three months, except in the case of the interest reset date occurring in January 2005, in which case it will be based upon the rate for deposits in U.S. dollars having a maturity of one month which will be determined by the Calculation Agent in accordance with the following provisions:

                  (a) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having the applicable maturity commencing on the first day of the applicable Interest Period that appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (b) below;

                  (b) With respect to an Interest Determination Date on which no rate appears on Moneyline Telerate Page 3750, as specified in (a) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the applicable maturity, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having the applicable maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

                  "Moneyline Telerate Page 3750" means the display designated as "Page 3750" on Moneyline Telerate, or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

                  The indebtedness evidenced by this Note is, to the extent provided in the Base Indenture, equal in right of payment with all other unsecured and unsubordinated indebtedness of the Corporation, and this Note is issued subject to the provisions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on his or her behalf to be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture by each Holder of unsecured and unsubordinated indebtedness of the Corporation, whether now outstanding or hereafter incurred, and waives reliance by each such Holder or creditor upon said provisions.

                  This Note shall not be entitled to any benefit under the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture or the Seventh Supplemental Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                  IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

                                        NORFOLK SOUTHERN CORPORATION

                                        By:__________________________
                                           Name:
                                           Title:
Attest:

By:___________________________________
     Name:
     Title: Secretary or Assistant Secretary




                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Base Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
  as Trustee


By:__________________________
     Authorized Officer


Dated:______________________




                           (FORM OF REVERSE OF NOTE)

                  This Note is one of a duly authorized series of securities of the Corporation (herein sometimes referred to as the "Security"), issued or to be issued in one or more series under and pursuant to an Indenture, dated as of January 15, 1991 (the "Base Indenture"), duly executed and delivered between the Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 19, 1997 (the "First Supplemental Indenture"), between the Corporation and the Trustee, the Second Supplemental Indenture, dated as of April 26, 1999 (the "Second Supplemental Indenture") between the Corporation and the Trustee, the Third Supplemental Indenture, dated as of May 23, 2000 (the "Third Supplemental Indenture") between the Corporation and the Trustee, the Fourth Supplemental Indenture, dated as of February 6, 2001 (the "Fourth Supplemental Indenture") between the Corporation and the Trustee, the Fifth Supplemental Indenture, dated as of July 5, 2001 (the "Fifth Supplemental Indenture") between the Corporation and the Trustee, the Sixth Supplemental Indenture dated as of April 30, 2002 (the "Sixth Supplemental Indenture") between the Corporation and the Trustee, and the Seventh Supplemental Indenture, dated as of April 30, 2002 (the "Seventh Supplemental Indenture") between the Corporation and the Trustee to which Base Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture,
Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Security. By the terms of the Base Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This Security is the series designated on the face hereof (the "Notes") and is limited in aggregate principal amount as specified in said Seventh Supplemental Indenture.

                  The Corporation may not redeem this Note in whole or in part, at any time prior to February 28, 2005. The Note is not entitled to the benefit of any sinking fund.

                  In case an Event of Default, as defined in the Base Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Base Indenture.

                  The Base Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Security of each series affected, to execute supplemental indentures for the purpose of adding any provisions to the Base Indenture or of modifying in any manner the rights of the Holders of the Security; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or any premium payable upon the redemption thereof or the rate of interest thereon, or to reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Base Indenture, or change any Place of Payment where, or the coin or currency in which, any Security (or premium, if any, thereon) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (ii) reduce the percentage in principal amount of the Outstanding Security of any series, the Holders of which are required to consent to any such supplemental indenture or to waive certain defaults thereunder and their consequences provided for in the Base Indenture; or (iii) modify any of the provisions of the Base Indenture relating to supplemental indentures that require consent of Holders, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived, without the consent of the Holders of each Outstanding Security affected thereby. The Base Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Security of any series affected thereby, on behalf of all of the Holders of the Security of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security of such series or a Default in respect of a covenant or provision of the Base Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Base Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  No reference herein to the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture or the Seventh Supplemental Indenture and no provision of this Note or of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture or the Seventh Supplemental Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                  As provided in the Base Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Corporation, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York duly endorsed by the registered Holder hereof or accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment of this Note for registration of transfer of this Note, the Corporation, the Trustee, and any agent of the Corporation or the Trustee may treat the registered Holder hereof as the owner hereof (whether or not this Note shall be overdue) and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Base Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Base Indenture. Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Base Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Note that are defined in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture or the Seventh Supplemental Indenture shall have the meanings assigned to them therein.

                  THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE, THE THIRD SUPPLE MENTAL INDENTURE, THE FOURTH SUPPLEMENTAL INDENTURE, THE FIFTH SUPPLEMENTAL INDENTURE, THE SIXTH SUPPLEMENTAL INDENTURE, THE SEVENTH SUPPLEMENTAL INDENTURE AND THE NOTES
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.